Exhibit 10.47

FIRST AMENDMENT TO

THE PROGRESSIVE CORPORATION

DIRECTORS RESTRICTED STOCK DEFERRAL PLAN

(2008 Amendment and Restatement)

WHEREAS, The Progressive Corporation (“Company”) maintains The Progressive Corporation Directors Restricted Stock Deferral Plan pursuant to the 2008 Amendment and Restatement thereof; and

WHEREAS, it is desired to amend the Plan further;

NOW, THEREFORE, effective January 23, 2009, the Plan is hereby amended in the respects hereinafter set forth:

1.	The first sentence of Section 4.1 of the Plan is hereby amended and restated in its entirety to provide as follows:

“Each eligible director who elects to participate in this Plan for any Plan Year shall file a Deferral Election with the Committee before the beginning of such Plan Year, or before such later date as may be permitted by law, provided that any director was not a director during the previous two (2) Plan Years may file a Deferral Election with the Committee (i) within thirty (30) days after he/she is elected to the Board and (ii) prior to the grant of Restricted Stock which is the subject of such Deferral Election.”

2.	Except as expressly set forth in this Amendment, the terms and provisions of the Plan shall remain unchanged and continue in full force and effect.

IN WITHESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer as of the 3rd day of February, 2009.

THE PROGRESSIVE CORPORATION

By:	/s/ Charles E. Jarrett
Title:	Secretary